As filed with the Securities and Exchange Commission on November 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAMF Global Ventures Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1616579
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

9255 Sunset Blvd.,

Suite 515

5th Floor

West Hollywood California, 90069

Telephone: (424) 343-8760

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Soros

9255 Sunset Blvd., Suite 515

West Hollywood, California, 90069

(424) 343-8760

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein	Maples and Calder (Cayman) LLP	Steven Burwell
Daniel E. Nussen	PO Box 309, Ugland House Grand	Proskauer Rose LLP
White & Case LLP	Cayman	Eleven Times Square
1221 Avenue of the Americas	KY1-1104	New York, NY 10036
New York, NY 10020	Cayman Islands	Tel: (212) 969-3000
Tel: (212) 819-8200	Tel: (345) 949-8066

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-259998

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	2,300,000 Units	$10.00	$23,000,000	$2,132.10
Class A ordinary shares included as part of the units(3)	2,300,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	1,150,000 Warrants	—	—	— (4)
Class A ordinary shares underlying warrants included as part of the units	1,150,000 Shares	$11.50(5)	$13,225,000	$1,225.96
Total			$36,225,000	$3,358.06

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-259998).

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	Pursuant to Rule 457(g) under the Securities Act, no additional fee.
(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the price of the warrants.
(6)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $362,250,500 on its Registration Statement on Form S-1, as amended (File No. 333-259998), which was declared effective by the Securities and Exchange Commission on November 10, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $36,225,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of (i) 2,300,000 additional units of LAMF Global Ventures Corp. I (the “Registrant”), each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant, and (ii) 1,150,000 additional Class A ordinary shares underlying the warrants included in such units, in each case pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-259998) (the “Prior Registration Statement”), initially filed by the Registrant on October 4, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on November 10, 2021. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of November 12, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than November 12, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-259998) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of White & Case LLP.

5.2	Opinion of Maples and Calder.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of White & Case LLP (included in Exhibit 5.1).

23.2	Consent of Maples and Calder (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 10th day of November, 2021.

LAMF Global Ventures Corp. I

By:	/s/ Simon Horsman
Name: Simon Horsman
Title: Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jeffrey Soros	Chairman	November 10, 2021
Jeffrey Soros

/s/ Simon Horsman	Director and Chief Executive Officer	November 10, 2021
Simon Horsman	(Principal Executive Officer)

/s/ Morgan Earnest	Chief Financial Officer	November 10, 2021
Morgan Earnest	(Principal Financial and Accounting Officer)